SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.__)

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement.	☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).
☒ Definitive proxy statement.
☐ Definitive additional materials.
☐ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

SLS INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒

No fee required.

☐

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

☐

Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)

Amount Previously Paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Filing Party:

(4)

Date Filed:

SLS INTERNATIONAL, INC.

1600 West Jackson

Ozark, MO 65714

Dear Stockholder:

You are invited to attend an Annual Meeting of Stockholders of SLS International, Inc. to be held at 1600 W. Jackson, Ozark, Missouri 65714, on Tuesday, June 21, 2005 at 10:00 a.m. local time. We are pleased to enclose the notice of our annual stockholders meeting, together with a Proxy Statement, a proxy card and an envelope for returning the proxy card.

Please carefully review the Proxy Statement and then complete, date and sign your proxy card and return it promptly. If you plan to attend the meeting, please so indicate by marking the box on the proxy card. If you attend the meeting and decide to vote in person, you may withdraw your proxy at the meeting.

If you have any questions or need assistance in how to vote your shares, please call Investor Relations at (417) 883-4549. Your time and attention to this letter and the accompanying Proxy Statement and proxy card is appreciated.

Sincerely,
/s/ JOHN M. GOTT
John M. Gott
Chairman and Chief Executive Officer

May 20, 2005

SLS INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of SLS International, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, June 21, 2005 at 10:00 a.m. local time, at 1600 W. Jackson, Ozark, Missouri 65714, for the following purposes:

1.

To elect five directors to its Board of Directors;

2.

To ratify the appointment of Weaver & Martin, LLC as auditors of the Company for 2005;

3.

To amend the Company’s Certificate of Incorporation to increase the Company’s authorized common stock from 75 million shares to 125 million shares;

4.

To adopt the Company’s 2005 Stock Incentive Plan; and

5.

To transact such other business that is properly brought before the meeting.

Only holders of the Company’s common stock of record on the books of the Company at the close of business on May 10, 2005, will be entitled to vote at the annual meeting.

The Board of Directors’ nominees for Directors are set forth in the accompanying Proxy Statement.

Your vote is important. All stockholders are invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, please mark, date and sign your proxy card and return it promptly in the enclosed envelope. If you plan to attend the Annual Meeting, please so indicate by marking the box on the proxy card. Any stockholder attending the Annual Meeting may vote in person even if the stockholder returned a proxy card.

By Order of the Board of Directors
/s/ John M. Gott
John M. Gott
Secretary

Ozark, Missouri

May 20, 2005

THE ENCLOSED PROXY CARD, WHICH IS BEING SOLICITED ON

BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY,

CAN BE RETURNED IN THE ENCLOSED ENVELOPE, WHICH

REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

SLS INTERNATIONAL, INC.

1600 W. Jackson

Ozark, Missouri 65714

PROXY STATEMENT

The Board of Directors of the Company solicits your proxy for use at the Annual Meeting of Stockholders on Tuesday, June 21, 2005, or at any adjournment thereof. The Proxy Statement and the form of proxy card are being mailed to stockholders commencing on or about May 20, 2005.

INFORMATION CONCERNING SOLICITATION AND VOTING

Revocability of Proxies

Any stockholder who executes and returns a proxy card may revoke the same at any time before it is exercised by filing with the Secretary of the Company written notice of such revocation or a duly executed proxy card bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

Record Date

Stockholders of record at the close of business on May 10, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On April 22, 2005, 43,432,810 shares of the Company’s common stock were issued and outstanding.

Voting and Solicitation

Holders of the Company’s common stock of record as of the close of business on the Record Date are entitled to one vote per share of common stock. The Company’s Certificate of Incorporation does not provide for cumulative voting rights.

A plurality of the votes cast at the Annual Meeting is required to elect directors. The affirmative vote of the holders of a majority of the shares of the Company’s common stock present (either in person or by proxy) and entitled to vote at the Annual Meeting is required to approve the amendment to the Company’s Certificate of Incorporation. The affirmative vote of a majority of the total votes cast on the proposal is required to ratify the selection of Weaver & Martin, LLC as the Company’s independent auditors for 2005, and to approve the adoption of the Company’s 2005 Stock Incentive Plan. In accordance with Delaware law and the Company’s Certificate of Incorporation and Bylaws, (1) for the election of directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes “FOR” or “WITHHELD” are counted to determine the total number of votes cast, and broker non-votes are not counted; (2) for the ratification of the selection of accountants, only proxies and ballots indicating votes “FOR” or “AGAINST” are counted to determine the total number of votes cast, and broker non-votes are not counted; and (3) for the adoption of all other proposals, which are decided by a majority of the shares of the stock of the Company present in person or by proxy and entitled to vote, only proxies and ballots indicating votes “FOR,” “AGAINST,” or “ABSTAIN” on the proposal or providing the designated proxies with the right to vote in their judgment and discretion on the proposal are counted to determine the number of shares present and entitled to vote, and broker non-votes are not counted.

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or telecopier.

Deadline for Receipt of Stockholder Proposals for 2006 Annual Meeting

Proposals of stockholders which are intended to be presented by such stockholders at the Company’s next annual meeting of stockholders to be held in 2006 must be received by the Company no later than January 16, 2006 in order that they may be included in the proxy statement and form of proxy relating to that meeting; provided that, if the Company changes the date of the 2006 annual meeting by more than 30 days from the date of the 2005 annual meting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials for the 2006 annual meeting. In addition, the Board-appointed proxies will have discretionary authority to vote on any proposals presented by a stockholder at the 2006 annual meeting from the floor unless notice of the intent to make such proposal is received by the Company on or before March 8, 2006.

Security Ownership of Management and Principal Stockholders

The following table sets forth certain information as of February 24, 2005 with respect to the beneficial ownership of our common stock by all persons known by us to be beneficial owners of more than 5% of the outstanding shares of our common stock, by directors who own common stock and all officers and directors as a group:

Name & Address	Number of Shares	Percent of Class(1)
John M. Gott	8,893,699(2)	20.8%
1020 S. Pickwick
Springfield, MO 65804
Dell Furano	230,000(3)	*
8426 Skyline Drive
Los Angeles, CA 90046
R. Steven Hicks	500,000(4)	1.2%
600 Congress Ave., Suite 1400
Austin, TX 78701
Robert H. Luke	41,500(5)	*
4885 S. Rhett Road
Rogersville, MO 65742
Michael L. Maples	35,425(5)	*
12608 Howe Drive
Leawood, KS 66209
Richard L. Norton	2,851,022	6.7%
818 N. Forest
Springfield, MO 65802
Officers and Directors
as a Group (5 persons)	9,700,624	22.2%

All such shares are owned directly by the named stockholders.

——————

* Less than one percent

(1)

Based upon a total of 42,822,810 shares outstanding on February 24, 2005.

(2)

Includes (a) an option to purchase 2,851,022 shares owned by Richard L. Norton for $.05 per share, or if lower, 50% of the 5-day average trading price; (b) an option to purchase 10,000 shares at $0.25 per share; and (c) an option to purchase 25,000 shares at $2.21 per share.

(3)

Includes options to purchase 230,000 shares at $2.50 per share.

(4)

Includes options to purchase 500,000 shares at $2.50 per share.

(5)

Includes options to purchase 10,000 shares at $0.25 per share, and options to purchase 25,000 shares at $2.21 per share.

EQUITY COMPENSATION PLANS

On December 31, 2004, we had the following securities issued and available for future issuance under equity compensation plans:

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise Price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	880,000 shares of common stock	$0.86 per share	1,120,000 shares of common stock
Equity compensation plans not approved by security holders	3,965,000 shares of common stock	$2.89 per share	0
Total	4,845,000 shares of common stock	$2.52 per share of common stock	1,120,000 shares of common stock

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

No reports have been required under Section 16(a) of the Securities Exchange Act of 1934, as amended, because our common stock is not registered under Section 12 of such act.

1.

ELECTION OF DIRECTORS

The number of directors has been fixed by resolution of the Company’s Board of Directors at five directors.

The Board of Directors has nominated Dell Furano, John Gott, R. Steven Hicks, Robert H. Luke, and Michael L. Maples for election at the Annual Meeting. Each director elected at the Annual Meeting will serve until his successor shall be elected and qualified at the Company’s 2006 annual meeting of stockholders.

At the Annual Meeting, the shares of the Company’s common stock represented by proxies in the form accompanying this Proxy Statement, unless otherwise specified, will be voted to elect the Board of Directors’ nominees. The nominees have agreed to serve if elected. However, if any nominees become unable or unwilling to serve if elected, the proxies will be voted for the election of the replacement nominees, if any, recommended by the Board of Directors or, in the alternative, for holding a vacancy to be filled by the Board of Directors. The Board of Directors has no reason to believe that any nominees will be unable or unwilling to serve.

The Board of Directors Recommends that each Stockholder Vote “for” the Board’s Nominees.

Nominees for Election at the Annual Meeting

John M. Gott, our President, Chief Executive Officer, Chief Financial Officer and Director, founded SLS in July 2000 in connection with the merger between SLS and its predecessor. He was also founder and Chief Executive Officer of Sound and Lighting Specialists, Inc., the predecessor of SLS International, Inc., which was founded in October 1994. The predecessor engaged in the sale and installation of sound and lighting systems. In that capacity he spearheaded our growth with respect to the sale and installation of sound and lighting systems across the world, including in Carnegie Hall and Disney World in Tokyo. He was our primary salesman through August 2001, when we hired another salesman. Mr. Gott has also been instrumental in the conceptual design and marketing of most of our products. Mr. Gott has acted in his current capacities since our inception.

Dell Furano has served as a Director since January 2005. He is currently the founder and CEO of Signatures Network, a merchandising and promotional company that has the rights to market products for over 125 of the world’s leading entertainers, including U2, The Beatles, Jessica Simpson, Alan Jackson and Jennifer Lopez. Prior to forming Signatures Network, Mr. Furano was the founding CEO of Sony Signatures, Sony Corp.’s entertainment, merchandising, licensing and consumer products division. Before joining Sony Pictures Entertainment, Mr. Furano co-founded Winterland Productions, a music merchandising company, with legendary music producer Bill Graham. In the mid-1980’s he sold Winterland to CBS Inc. Mr. Furano is a graduate of Stanford University.

R. Steven Hicks has served as a Director since January 2005. He is currently Chairman of Capstar Partners, LLC, which specializes in assisting early-stage technology companies with growth strategies and investments. Prior to forming Capstar Partners, Mr. Hicks was Vice Chairman of AMFM Inc., the nation’s largest owner and operator of radio stations across the U.S. AMFM merged in August 2000 with Clear Channel Communications, Inc. In 1996 Mr. Hicks founded Capstar Broadcasting Corporation, and by 1998, Capstar Broadcasting was the nation’s largest holding company with 350 stations. In 1998, Mr.

Hicks led Capstar Broadcasting to an initial public offering and a listing on the New York Stock Exchange. In 1999, Capstar Broadcasting merged with Chancellor Media Corp. in a stock swap valued at $4.1 billion. Mr. Hicks has been a member of the Board of Directors of XM Satellite Radio and numerous private companies, is currently a member of the Board of Directors of HealthTronics, Inc., and is a past Director of the National Radio Broadcasters Association. Over the past 33 years, he has developed extensive relationships throughout the broadcast and entertainment industry. Mr. Hicks is a graduate of the University of Texas.

Robert H. (Robin) Luke, Ph.D., has served as a Director since 2001. He is Professor of Marketing and the Department Head of the Marketing Department at Missouri State University. He has served as the first Department Head of two Marketing Departments and directed the development of the MBA/MPA programs for the University of the Virgin Islands. Dr. Luke has owned and developed several businesses and regularly consults with major U.S. corporations and institutions on marketing issues as a Senior Consultant with R.H. Luke & Associates. He served the Academy of Marketing Science as a member of its Board of Governors from 1992 to 1996 and as Vice President of Development, Vice President and Vice President for Academic Affairs. He presently serves as a Board Member of the Marketing Management Association. He has given or continues to give service commitments to the Boards of Directors or Boards of Advisors of the following organizations: Missouri Partnership for Outstanding Schools, Ozark Greenways, Community Investment Alliance, Sports Directories International, the Community Foundation of the Ozarks, Vision 20/20, the Downtown Springfield Association, Ozarks Chapter of the Boy Scouts of America, A+ Advisory Board of Glendale High School, and Lake County Youth Soccer.

Dr. Luke has presented numerous papers at international, national and regional marketing conferences. He serves on the Editorial Review Board of the Journal of the Academy of Marketing Science, Journal of Marketing Management. His writings have appeared in over 14 publications. He is the author of Business Careers, an informational source on career opportunities for students, counselors and advisors wishing to know more about business professions. At the age of sixteen, under the name Robin Luke, he wrote and performed “Susie Darling,” a song that sold over two million copies from l958 to 1960 and became number one around the world. His career as a recording artist spanned five years and 14 records. He has received numerous awards, including “Distinguished Fellow of the Academy of Marketing Science,” the Marketing Management Association’s Firooz Hekmat Award in Consumer Behavior and their prestigious Marketing Excellence Award, “best paper awards” from national and international organizations, and the Gift of Time Award from his home city of Springfield Missouri.

Michael L. Maples has served as a Director since 2001. He is Chief Financial Officer, Chief Administrative Officer, Vice President, Treasurer and Corporate Secretary of TranSystems Corporation, an engineering, planning, and consulting firm for the transportation industry. From 1994 to 1996, he was Senior Financial Consultant for Glass & Associates, a consultant to businesses in critical stages of development. From 1991 to 1994, Mr. Maples was Senior Vice President and Controller for Franklin Savings Association, a publicly held group of financial companies. From 1987 to 1991, he was Vice President of Finance & Information Systems for McNally Wellman Company. From 1987 to 1989 he was Treasurer and Corporate Secretary for McNally Pittsburgh, Inc., a group of privately owned engineering and manufacturing companies supplying equipment, systems, parts, and service to the international and domestic material handling industry. From 1983 to 1987, he was Controller and Staff CPA for Gage & Tucker, a multi-office law firm specializing in corporate representation. From 1976 to 1983, he was a Certified Public Accountant, first at Touche Ross & Co., then with a regional firm, and finally as a sole practitioner.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board of Directors of the Company held four meetings during 2004. The Board of Directors does not have any committees. No Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which he served during the period for which he was a Director.

We presently have no audit, compensation or nominating committee. However, Mr. Maples qualifies as an audit committee financial expert. Mr. Maples is not “independent” as defined in Rule 4200(a)(15) of the NASD’s listing standards. Mr. Luke is, and we believe that each of Messrs. Furano and Hicks is, “independent” under Rule 4200(a)(15) of the NASD’s listing standards, although the number of options issued to Messrs. Furano and Hicks in connection with their nominations may disqualify them from being deemed independent.

We currently have only one executive officer, who is also a director, and four other directors. Due to the number of other demands on their limited time, we have not yet dedicated the time necessary to formulate and adopt a code of ethics. However, we intend to adopt a code of ethics in 2005.

The Board of Directors has not established a nominating committee because the full Board of Directors performs such duties. All Directors participate in the consideration of director nominees. The Board of Directors will consider all candidates for director that are recommended by stockholders. Recommendations should be mailed to the Company’s principal offices, 1600 W. Jackson, Ozark, Missouri 65714, attention: President, at least 120 days prior to the year’s annual meeting. The Board of Directors gives no special positive or negative consideration to a candidate based on the party that recommended the candidate. All nominees for election at the Annual Meeting were nominated by the full Board of Directors.

Stockholders who wish to communicate directly with one or more directors may do so by mailing such communications to the Company’s principal offices at 1600 W. Jackson, Ozark, Missouri 65714, attention: President. The President will then relay all communications to the appropriate director(s).

The Company does not have a policy regarding the attendance of directors at annual meetings of stockholders.

COMPENSATION OF DIRECTORS

We currently provide directors with an annual grant of options, in an amount to be determined by the Board of Directors each year, to purchase shares of our common stock at fair market value on the date of grant. The Company also pays non-employee directors $350 for their attendance at Board meetings.

EXECUTIVE OFFICERS’ COMPENSATION

Compensation of Executive Officers

The following summarizes the principal compensation received by our sole executive officer for the fiscal years indicated:

					Long-Term Compensation
Name & Principal Position	Year	Salary	Bonus	Other Annual Compensation(a)	Common Stock Underlying Awards of Options
John M. Gott	2004	$82,212	$ 0	$13,768	25,000
	2003	$60,460	$ 0	$11,734	10,000
	2002	$50,440	$ 0	$ 3,898	0

_______________

(a) Represents $4,195 in 2004, $3,768 in 2003 and $3,898 in 2002 for payments of medical insurance and $9,573 in 2004 and $7,966 in 2003 for personal use of a company-owned automobile.

Stock Options. The following table contains information concerning stock options granted to our sole executive officer in 2004. Options become exercisable at the time or times determined by the Compensation Committee or the Board of Directors; the options shown below were immediately exercisable. All of the options shown below have purchase prices equal to the fair market value of our common stock on the date of grant.

Name	Number of Shares of Common Stock Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share	Expiration Date
John M. Gott	25,000	100%	$2.21	4/12/2014

The following table sets forth the value of unexercised “in-the-money” options held by our sole executive officer on December 31, 2004 (the difference between the aggregate purchase price of all such options held and the market value of the shares covered by such options on December 31, 2004). Our sole executive officer did not exercise any options in 2004.

Name	No. of Shares Underlying Unexercised Options at 12/31/04 (Exercisable/ Unexercisable)	Value of Unexercised In- the-Money Options at 12/31/04 (Exercisable/ Unexercisable)
John M. Gott	35,000	$33,950

CERTAIN TRANSACTIONS

We entered into a lease agreement with Bull Creek Ranch LLC on December 4, 2004. Pursuant to the agreement, we agreed to lease approximately 150,000 square feet of property in Ozark, Missouri through February 28, 2010 at a base rent of $18,750 per month for the first twelve months and $28,125 thereafter, with adjustments and additional charges set forth in the agreement. The lease agreement also provided us with an option to purchase the property for $3,500,000, increasing by 5% for each year after the first year of the lease term. On February 3, 2005, we purchased the property for $3,500,000, pursuant to the option to purchase. As a result, the lease agreement terminated. John Gott, our President, Chief Executive Officer and a Director, is a manager of, and a member owning a 50% interest in, Bull Creek Ranch LLC. As a result, Mr. Gott had a material interest in the lease agreement and in our purchase of the property.

Beginning in 2004, we have been paying $2,500 per month to Michael Maples, a member of our board of directors, to oversee the work by outside consultants performed in connection with our Sarbanes-Oxley Act compliance efforts.

During 1999, certain receivables totaling $80,000 due to us from Mr. Gott and Richard Norton were paid by them through an assignment of certain equipment rental fees. The assigned fees had been due them individually for equipment owned by them and leased to non-affiliated third parties. We also received a commission from Messrs. Gott and Norton for handling the rentals and income over a period of three years on their behalf. As of December 31, 2004, Mr. Gott owed $512 to us.

2.

INDEPENDENT AUDITORS

The Board of Directors recommends that the stockholders ratify the appointment of Weaver & Martin, LLC by voting “FOR” ratification of Weaver & Martin, LLC as the Company’s auditors for 2005. In the event such selection is not ratified, the Board of Directors will reconsider its selection.

Representatives of Weaver & Martin, LLC are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Aggregate Fee for 2004 and 2003

(1)

Audit Fees – The aggregate fees billed for professional services rendered by Weaver & Martin, LLC, for the audit of our financial statements and review of the financial statements included in our quarterly reports on Form 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the years ended December 31, 2004 and 2003 were $110,900 and $49,820, respectively.

(2)

Audit-Related Fees – There were no other audit-related fees billed by Weaver & Martin, LLC for the years ended December 31, 2004 and 2003.

(3)

Tax Fees – There were no tax fees billed by Weaver and Martin, LLC for the years ended December 31, 2004 and 2003.

(4)

All Other Fees – There were no other fees billed by Weaver & Martin, LLC for the years ended December 31, 2004 and 2003.

All services to be provided by Weaver & Martin, LLC are subject to pre-approval by the Board of Directors or Mr. Gott. The Sarbanes-Oxley Act prohibits an issuer from obtaining certain non-audit services from its auditing firm so as to avoid certain potential conflicts of interest. The Company will not obtain any of these prohibited services from Weaver & Martin, LLC, and the Company is able to obtain such services from other service providers at competitive rates.

3.

AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK

The Company proposes to increase the number of authorized shares of common stock from 75 million shares to 125 million shares of common stock. There are no preemptive rights to purchase any such shares. The Company currently has 74,806,310 shares of common stock issued and outstanding, or reserved for issuance. As a result, the Company has fewer than 200,000 shares available for future issuance. The amendment to the Company’s certificate of incorporation would increase the authorized common stock to allow the Company to issue additional shares to investors in capital-raising transactions and to issue equity incentives to directors, employees and consultants.

The Company has no plans to use the additional authorized shares as part of any currently contemplated financing transaction. However, the Company is dependent on raising additional capital from time to time, and the additional authorized shares can be used, and should be expected to be used, in the future for one or more financing transactions. A portion of the shares will also likely be used as compensation for employees, consultants, officers and directors. Such financing transactions and other uses of the additional authorized shares would dilute the ownership of existing shareholders.

A copy of the amendment to the Company’s certificate of incorporation is attached hereto as Appendix A. The Company’s Board of Directors has adopted the proposed amendment to the certificate of incorporation and recommends that the stockholders approve such amendment. The affirmative vote of the holders of a majority of the shares of the Company’s common stock present (either in person or by proxy) and entitled to vote at the Annual Meeting is required to approve the amendment to the Company’s Certificate of Incorporation.

4.

APPROVAL OF THE COMPANY’S 2005 STOCK INCENTIVE PLAN

The Board of Directors has adopted the 2005 Stock Incentive Plan, effective April 29, 2005, and recommends that stockholders vote “FOR” approval of the 2005 Plan at the Annual Meeting. Awards will not be made under the 2005 Plan unless and until it is approved by the stockholders.

We have no shares of our common stock available for grant under our 2000 Stock Purchase and Option Plan and we have no other plans available for grants of stock options, stock awards or other equity incentives. We believe we need shares available to make market-competitive grant levels to directors, employees and consultants.

The 2005 Plan is integral to our compensation strategies and programs and will provide the flexibility that we need to keep pace with competitors and effectively recruit, motivate and retain the caliber of employees, directors and consultants essential for achievement of our success. We believe that adoption of the 2005 Plan will enhance long-term stockholder value by offering eligible individuals opportunities to acquire an equity interest and link their interests and efforts to the long-term interests of our stockholders.

The 2005 Plan will permit awards of common stock and grants of incentive stock options and nonstatutory stock options to purchase our common stock. Stockholder approval of the 2005 Plan will permit performance-based awards that are made under the 2005 Plan to qualify for an exception to the limitations on deductibility of compensation under Section 162(m) of the Internal Revenue Code of 1986.

A summary of the principal features of the 2005 Plan is provided below, but it is qualified in its entirety by reference to the full text of the 2005 Plan that is attached to this proxy statement as Appendix B.

SUMMARY DESCRIPTION OF OUR 2005 STOCK INCENTIVE PLAN

General

The purpose of the Plan is to promote our long-term financial performance by attracting, retaining, and motivating highly qualified employees, directors, and consultants through opportunities for equity-based incentive compensation and for ownership of our stock. Grants under the Plan may be stock options or awards of stock.

Administration of Plan

The 2005 Plan will be administered by the Compensation Committee of our Board of Directors or another committee appointed by the Board of Directors.

Shares Available for Issuance

The aggregate number of shares of our common stock available for issuance under the 2005 Plan will not exceed 3,000,000 shares, which would represent approximately 6.5% of the currently outstanding shares of common stock eligible to vote as of February 24, 2005, assuming issuance of all such 3,000,000 shares. No individual may receive in any one calendar year grants relating to more than 500,000 shares of common stock. The shares of common stock delivered pursuant to the 2005 Plan may be authorized but unissued shares of stock or issued shares that we hold as treasury stock. If all or any portion of an award is forfeited or expires or terminates without the issuance of shares of stock, then the shares covered by that award (or portion of award) will again be available for grant under the 2005 Plan. In addition, shares that are tendered by a grantee or retained by us as payment for the exercise price of an award or to satisfy tax withholding obligations will be available for issuance under the 2005 Plan.

If there is any change in our common stock by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in our corporate structure or capitalization that affects the outstanding common stock, the Committee will make appropriate adjustments to the number and kinds of shares (or other securities) which may thereafter be subject to awards granted under the 2005 Plan, to the affected provisions of the 2005 Plan, and to the outstanding awards under the 2005 Plan.

Eligibility for Awards

Any common law employee (including any officer), director, or consultant of SLS International, Inc., its subsidiaries, and any of its designated affiliates, is eligible to receive an award under the 2005 Plan. The Committee determines who will receive awards, the types of awards, the number of shares subject to the awards, and the terms of the award consistent with the limitations of the 2005 Plan. Awards to directors that are not employees are determined by the Board of Directors.

Terms of Awards Generally

Awards under the 2005 Plan will be evidenced by an agreement, in written or electronic form, between the Company and the grantee. The Committee determines provisions of each award, subject to the provisions of the Plan. The terms need not be the same for each award. The term of any award may not be more than ten years from its grant date. The Committee may design any award to meet the requirements for “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986. Whether or not provided by an award agreement, the Committee may accelerate the exercisability or vesting of any award at any time and for any reason. If a change of control of the Company occurs, then, except as the Committee (as constituted immediately prior to the change of control) determines, all awards under the 2005 Plan that are outstanding when the change of control occurs will become fully exercisable and fully vested and all restrictions on such awards will lapse.

Unless otherwise determined by the Committee, awards under the 2005 Plan may not be transferred other than by will or the laws of descent and distribution and may be exercised during the grantee’s lifetime only by the grantee.

Types of Awards

Awards under the Plan may be stock awards or stock options (both incentive and nonstatutory options).Stock awards are grants of stock to the grantee. The Committee will determine any vesting requirements, restrictions on resale or other disposition, and repurchase rights of the shares of stock awarded.

Stock options are grants of options to purchase shares. An option may be intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, or a nonstatutory option that is not an incentive stock option. The Committee will determine when the option becomes exercisable, the exercise prices, and restrictions on resale or other disposition of, and repurchase rights on, shares acquired on exercise of the option. The exercise price for a share under a nonstatutory option must be at least 100% of the fair market value of a share on the date the option is granted. Incentive stock options may be granted only to employees, and the exercise price for a share under an incentive stock option must be at least 100% of the fair market value of a share on the date the option is granted. In the case of a grantee who owns more than 10% of the total combined voting power of all classes of our stock, or stock or any parent or subsidiary corporation within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986, the exercise price must be at least 110% of the fair market value of a share on the date the option is granted and the term of the option may not exceed 5 years. The exercise price of an option is payable in cash or, if permitted by the Committee, by the grantee’s delivery of shares of our common stock or by our retention of shares that would otherwise be issued upon exercise. The shares delivered or retained will be valued at their fair market value on the date of exercise.

For purposes of the 2005 Plan, fair market value means the regular-session closing price for a share of our common stock on a national securities exchange, the Nasdaq National Market, or the Nasdaq SmallCap Market. If the stock is not listed for trading on a national securities exchange or authorized for quotation on the Nasdaq National Market or Nasdaq SmallCap Market, the fair market value means the average of the closing bid and asked prices as reported by the Nasdaq Pink Sheets LLC, NASD Bulletin Board or similar organization. If the stock is neither listed nor authorized for such quotation, then the fair market value will be determined in good faith by the Committee.

Amendment and Termination of the 2005 Plan

The 2005 Plan will terminate on the tenth anniversary of the plan’s effective date, unless terminated earlier by the Board. Awards may not be granted under the 2005 Plan after the termination date. The Board may amend or terminate the Plan at any time, except that, without the approval of our stockholders, the Board may not amend the Plan to increase the number of shares of common stock for which awards may be granted under the 2005 Plan; extend the termination date of the 2005 Plan beyond the tenth anniversary of the effective date; reduce the minimum exercise price of options; or extend the permitted maximum term of an award. No amendment or termination of the 2005 Plan may be effective without the approval of our stockholders, if such approval is required to comply with any applicable law or stock exchange rule. Amendment or termination of the 2005 Plan may not affect the validity or terms of any award previously granted under the 2005 Plan in any way adverse to the grantee without the consent of the grantee.

Federal Income Tax Consequences

The material tax consequences of grants under the 2005 Plan to us and to employees who are U.S. citizens under current U.S. federal income tax laws are as follows:

Nonstatutory Stock Options. The grant of a nonstatutory stock option is not a taxable event for the grantee or for us. Upon the exercise of a nonstatutory stock option, the grantee recognizes ordinary income to the extent that the fair market value of the shares received upon exercise of the nonstatutory stock option on the date of exercise exceeds the exercise price. In the year that the grantee recognizes ordinary income on exercise of the nonstatutory option, we receive a federal income tax deduction in an amount equal to the ordinary income that the grantee recognizes.

Upon disposition of any shares acquired pursuant to the exercise of a nonstatutory stock option, the difference between the sale price and the grantee’s basis in the shares (the exercise price paid for the shares plus any ordinary income recognized on exercise of the option) will be treated as a capital gain or loss to the grantee. Generally, the difference will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

Incentive Stock Options. The grant of an incentive stock option is not a taxable event for the grantee or for us. A grantee does not generally recognize taxable income upon the exercise of an incentive stock option. Upon the sale of shares received on exercise of an incentive stock option, the grantee recognizes income in an amount equal to the difference, if any, between the exercise price of the shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the grantee does not dispose of the shares within two years after the date of the grant of the incentive stock option and has held the shares for at least one year after the transfer of the shares on exercise, and we are not entitled to a federal income tax deduction. The holding period requirements are waived when a grantee dies.

If a grantee sells shares received on exercise of an incentive stock option either within two years of the date of grant of the option or within one year after the transfer of the shares on exercise, the grantee recognizes ordinary income to the extent of the lesser of (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the grantee has held the shares prior to disposition. In the year of disposition, we receive a federal income tax deduction in an amount equal to the ordinary income that the grantee recognizes as a result of the disposition.

The exercise of an incentive stock option may in some cases trigger liability for the alternative minimum tax. Any exercise of an incentive option more than three months after the date the grantee is no longer our employee will be treated as an exercise of a nonstatutory option.

Stock Awards. Generally, the grantee of a stock award recognizes ordinary income in the year of the award in an amount equal to the excess, if any, of the fair market value of the shares received over any amount paid by the grantee for the shares. But, if the shares are subject to forfeiture when awarded, unless the grantee elects to be taxed on the shares in the year of the award, the grantee will not recognize ordinary income until the shares become vested. Absent an election to be taxed in the year awarded, the grantee recognizes ordinary income equal to the excess, if any, of the fair market value of the shares on the date they become vested over any amount paid by the grantee for the shares. In the year that the grantee recognizes ordinary income as a result of the stock award, we receive a federal income tax deduction in an amount equal to the ordinary income that the grantee recognizes.

Upon disposition of any shares received pursuant to a stock award, the difference between the sale price and the grantee’s basis in the shares (the amount paid for the shares, if any, plus any ordinary income recognized on the shares) will be treated as a capital gain or loss to the grantee. Generally, the difference will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

Special Limitation on Our Deductions. We may not deduct compensation of more than $1 million that is paid to an individual who, on the last day of the taxable year, is either our chief executive officer or is among one of our four other most highly compensated officers for that taxable year. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. We believe that grants of stock options may qualify as performance-based compensation and, as such, may be exempt from the $1 million limitation on deductible compensation. Stock awards granted under the 2005 Plan may also be designed to qualify as performance-based compensation and be exempt from the $1 million limitation on deductible compensation.

A new plan benefits table, as described in the federal proxy rules, is not provided because no grants have been made under the 2005 Plan and all awards are discretionary. On April 15, 2005, the closing price of our common stock was $2.31 per share. As of that date, approximately 34 directors and employees were eligible to receive grants under the 2005 Plan.

5.

OTHER MATTERS

The Board of Directors of the Company is not aware of any matter, other than those listed in the Notice of Meeting, that is to be presented for action at the Annual Meeting. If any of the Board’s nominees is unavailable for election as a Director or any other matter should properly come before the meeting, it is intended that votes will be cast pursuant to the proxy card in respect thereto in accordance with the best judgment of the person or persons acting as proxies.

FINANCIAL INFORMATION

The Company’s financial statements for the year ended December 31, 2004 are included in the Company’s 2004 Annual Report to Stockholders. Copies of the annual report are being sent to the Company’s stockholders concurrently with the mailing of this proxy statement. If you have not received or had access to the annual report, please notify the Corporate Secretary at SLS International, Inc., 1600 W. Jackson, Ozark, Missouri 65714, Attn: Corporate Secretary, (417) 883-4549 and a copy will be sent to you. The Company’s annual report and this proxy statement are also available on the U.S. Securities and Exchange Commission’s website (www.sec.gov).

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SLS INTERNATIONAL, INC.

SLS International, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that the amendment to the Corporation’s Certificate of Incorporation as set forth in the following resolution was duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware:

RESOLVED, that Article Third of the Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:

“THIRD:

The total number of shares of capital stock of all classifications which the corporation shall have the authority to issue is One Hundred Thirty Million (130,000,000) shares, of which One Hundred Twenty-Five Million (125,000,000) shares shall be designated common stock, having a par value of $.001 per share, and Five Million (5,000,000) shares shall be designated “Preferred Stock,” having a par value of $.001 per share.

(a)

All shares of common stock will be equal to each other and shall have all the rights granted to stockholders under the General Corporation Law of the State of Delaware, as amended, and the Certificate of Incorporation, including, without limitation, one vote for each share outstanding in the name of each holder, the power to elect directors or consent or dissent to any action to take place at any regular or special meeting of stockholders, and the right to receive dividends and distributions subject to the rights and preferences of any outstanding shares of Preferred Stock authorized hereby.

(b)

The Preferred Stock may be issued from time to time in one or more classes and one or more series of each class with specified serial designations, shares or each series of any class shall have equal rights and shall be identical in all respects, and (1) may have specific voting powers, full or limited, or may be without voting power; (2) may be subject to redemption at such time or times at designated prices; (3) may be entitled to receive dividends (which may be cumulative or non-cumulative) at designated rates, on such conditions and specified times, and payable on any other class or classes of stock; (4) may have such rights upon the dissolution of, or upon any distribution of the assets of the corporation may be made convertible into, or exchangeable for shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation, at such price or prices or at specified rates of exchange and with specified designated adjustments, and (5) may contain such other special rights and qualifications, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock from time to time adopted by the Board of Directors pursuant to the authority so to do which is hereby granted and expressly vested in the Board of Directors.

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(c)

The Board of Directors shall have authority to cause the Corporation to issue from time to time, without any vote or other action by the shareholders, any or all shares of stock of the Corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class or series) as the Board of Directors from time to time in its discretion lawfully may determine; provided that the consideration from the issuance of shares of stock of the Corporation (unless issued as such a dividend or distribution or in connection with such a split or combination) shall not be less than the par value of such shares. Shares so issued shall be fully paid stock, and the holders of such stock shall not be liable to any further calls or assessments thereon.”

IN WITNESS WHEREOF, SLS International, Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer as of June ___, 2005.

SLS INTERNATIONAL, INC.

By:
Name: John M. Gott
Title: President

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APPENDIX B

SLS INTERNATIONAL, INC.

2005 STOCK INCENTIVE PLAN

 (As Adopted Effective as of April 29, 2005)

TABLE OF CONTENTS

1.	Effective Date and Purpose	1
2.	Plan Administration	1
3.	Shares Available	1
4.	Eligibility for Awards	1
5.	Awards Generally	2
6.	Stock Awards	2
7.	Stock Options	2
8.	Exercise of Stock Options	3
9.	Change of Control	3
10.	Non-transferability of Awards	4
11.	Tax Withholding	4
12.	No Rights as a Stockholder	4
13.	No Employment Rights	4
14.	Securities Law Matters	4
15.	Governing Law	4
16.	Term, Amendment, and Termination of Plan	5

INDEX OF DEFINED TERMS

PAGE
1934 Act	3
Affiliate	1
Board	1
Change of Control	3
Code	1
Committee	1
Company	1
Effective Date	1
Eligible Person	1
Fair Market Value	2
Grantee	2
Incentive Stock Option	2
Incumbent Board	3
ISO	2
NASDAQ	2
NASDAQ/NMS	2
NASDAQ SmallCap	2
Nonstatutory Stock Option	2
NSO	2
Plan	1
qualified performance-based compensation	2
Stock	1
Stock Award	2
Voting Power	3

SLS INTERNATIONAL, INC.

2005 STOCK INCENTIVE PLAN

 (As Adopted Effective as of April 29, 2005)

1. Effective Date and Purpose. SLS International, Inc., a Delaware corporation (the “Company”), has established this SLS International, Inc. 2005 Stock Incentive Plan (the “Plan”), effective as of April 29, 2005 (the “Effective Date”), subject to the approval of the holders of a majority of the interests in voting stock of the Company present or represented and entitled to vote at the Company’s 2005 annual meeting of stockholders. The purpose of the Plan is to promote the long-term financial performance of the Company by attracting, retaining, and motivating highly qualified employees, directors, and consultants of the Company and its Affiliates (as defined below) through opportunities for equity-based incentive compensation and for ownership of stock in the Company. For purposes of the Plan, an “Affiliate” of the Company means (a) a subsidiary corporation as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to the Company; and (b) any other entity in which the Company, directly or indirectly, has an equity interest that the Committee designates as an Affiliate of the Company for this purpose.

2. Plan Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Board”) or such other committee of two or more individuals as may be designated from time to time by the Board to administer the Plan (the “Committee”). In addition to those rights, duties, and powers vested in the Committee by other provisions of the Plan, the Committee shall have full power and authority to:

(a) interpret the provisions of the Plan;

(b) adopt, amend, and rescind rules and regulations for the administration of the Plan; and

(c) make any other determination deemed by it to be necessary or desirable for the administration of the Plan.

Any determination by the Committee under the Plan shall be final and conclusive on all persons affected. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award (as described in paragraph 5 below).

3. Shares Available. The number of shares of common stock, par value of $.001, of the Company (“Stock”) for which Awards may be granted under the Plan shall not exceed, at any date, 3,000,000 shares. The number of shares of Stock for which Awards may be granted to any one Grantee in any calendar year shall not exceed 500,000. If all or any portion of an Award is forfeited or expires or terminates without the issuance of shares of Stock or payment of the cash equivalent of shares of Stock, then the number of shares of Stock for which that Award (or that portion of the Award) was granted shall again be available for Awards under the Plan. The number of shares of Stock for which Awards may be granted under the Plan shall be increased by the number of shares of Stock that are tendered to pay the exercise price of an Award or that are applied to satisfy a Grantee’s tax withholding obligations. The Stock delivered pursuant to the Plan shall be authorized but unissued shares of Stock or issued shares of Stock held by the Company as treasury stock (including shares purchased by the Company in the open market). In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in the corporate structure or capitalization of the Company that affects the outstanding shares of Stock, appropriate adjustment, as reasonably determined in good faith by the Committee, shall be made with respect to the number and kinds of shares (or other securities) that may thereafter be subject to Awards granted under the Plan, to the affected provisions of the Plan, and to the outstanding Awards under the Plan.

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4. Eligibility for Awards. The Committee may, in its discretion, grant, from time to time, one or more Awards to any common law employee (including any officer), director, or consultant of the Company or of one of its Affiliates (an “Eligible Person”). In selecting the individuals to whom Awards may be granted, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan. Notwithstanding any other provision of the Plan, with respect to a director who is not a common law employee of the Company or one of its Affiliates, the grant of an Award and the provisions of the written agreement evidencing the Award shall be determined and approved by the Board.

5. Awards Generally. Awards under the Plan may be Stock Awards, Incentive Stock Options, and Nonstatutory Stock Options, each as described in the following provisions of the Plan. Each Award shall be evidenced by an agreement, in written or electronic form, between the Company and the Eligible Person receiving the Award (the “Grantee”). The provisions of each Award shall be determined by the Committee, subject to the provisions of the Plan, and need not be the same as any other Award. The term of any Award shall not be more than 10 years from its date of grant (5 years in the case of an Incentive Stock Option granted to an individual who owns, on the date that the option is granted, more than 10 percent of the total combined voting power of all classes of stock of the Company, any parent corporation of the Company, or any subsidiary corporation of the Company within the meaning of Section 422(b)(6) of the Code). The Committee may, in its discretion, design any Award to meet the requirements for “qualified performance-based compensation” under Section 162(m) of the Code. The Committee may, in its discretion, accelerate the exercisability or vesting of any Award at any time and for any reason, whether or not expressly permitted by the provisions of the Award Agreement.

6. Stock Awards. The Committee may, at any time, award shares of Stock to an Eligible Person (a “Stock Award”). Each Stock Award Agreement shall contain such provisions as the Committee determines are necessary or desirable (which provisions need not be the same in each Stock Award Agreement), including, without limitation, vesting requirements and restrictions on resale or other disposition of, and repurchase rights on, shares of Stock awarded; provided, however, that such provisions shall be consistent with the provisions of the Plan.

7. Stock Options. The Committee may, at any time, award an option to purchase shares of Stock to an Eligible Person. The option may be an option to purchase Stock that is intended to qualify as an incentive stock option under

Section 422 of the Code (an “Incentive Stock Option” or “ISO”) or an option to purchase shares of Stock that is not an Incentive Stock Option (a “Nonstatutory Stock Option” or “NSO”). Each ISO and NSO Award Agreement shall contain such provisions as the Committee determines are necessary or desirable (which provisions need not be the same in each option agreement), including, without limitation, vesting requirements, exercise prices, and restrictions on resale or other disposition of, and repurchase rights on, shares of Stock acquired on exercise of the option; provided, however, that such provisions shall be consistent with the provisions of the Plan. The exercise price for each share of Stock under a Nonstatutory Stock Option shall be at least 100% of the Fair Market Value, as defined below, of a share of Stock on the date that the option is granted. The exercise price for each share of Stock under an Incentive Stock Option shall be at least 100 percent of the Fair Market Value of a share of Stock on the date that the option is granted (110%, in the case of a Grantee who owns more than 10% of the total combined voting power of all classes of stock of the Company, any parent corporation of the Company, or any subsidiary corporation of the Company within the meaning of Section 422(b)(6) of the Code).

For purposes of the Plan, the “Fair Market Value” of a share of Stock means, as of any date:

(a) if listed on a national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.’s NASDAQ National Market (“NASDAQ/NMS”) or NASDAQ SmallCap Market (“NASDAQ SmallCap”), the regular session closing price of a share on such exchange or NASDAQ/NMS or NASDAQ SmallCap, as the case may be, or if no such reported sale of a share has occurred on that date, on the next preceding date on which there was such a reported sale, or

2

(b) if not listed for trading on a national securities exchange and not authorized for quotation on NASDAQ/NMS or NASDAQ SmallCap, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), Pink Sheets LLC, NASD Bulletin Board, or similar organization, or, if no such prices shall have been so reported for that date, on the next preceding date for which such prices were so reported, or

(c) if not listed for trading on a national securities exchange and not authorized for quotation on NASDAQ/NMS or NASDAQ SmallCap or NASDAQ, Pink Sheets LLC, NASD Bulletin Board, or similar organization, the fair market value of a share as determined in good faith by the Committee.

8. Exercise of Stock Options. A Grantee may exercise an ISO or NSO by delivering to the Company, or its designee, a written notice that specifies the number of full shares of Stock being purchased, accompanied by payment of the full aggregate amount of the exercise price for all shares being purchased, and by satisfying such other requirements as may be prescribed in the Stock Option Award Agreement. Payment of the exercise price shall be made in cash (including checks, money orders, or electronic funds transfer) or, if permitted by the Committee: (a) in shares of Stock with an aggregate Fair Market Value on the date of exercise equal to the exercise price; (b) retention by the Company of shares that would otherwise be issued upon exercise; or (c) a combination of the foregoing.

9. Change of Control. If a Change of Control (as defined below) occurs, then, except as the Committee (as constituted immediately prior to the Change of Control) shall determine, on the date of the Change of Control all Awards that are then outstanding shall become fully exercisable and fully vested and all restrictions on such Awards shall lapse. For purposes of the Plan, a “Change of Control” means any one or more of the following:

(a) the acquisition or holding by any person, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “1934 Act”), other than by the Company, any Affiliate of the Company, any employee benefit plan (or any related trust) of the Company or of any Affiliate of the Company, or Mr. John Gott, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under 1934 Act) of 40% or more of either the then-outstanding Stock or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors (“Voting Power”); except that no such person, entity or group shall be deemed to own beneficially any securities held by the Company, any Affiliate of the Company, or any employee benefit plan (or any related trust) of the Company or of any Affiliate of the Company; provided, however, that no Change of Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60% of both the then-outstanding common shares and the Voting Power of such corporation are then-beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the Stock and voting securities of the Company immediately before such acquisition in substantially the same proportions as their respective ownership, immediately before such acquisition, of the then-outstanding Stock or the Voting Power of the Company, as the case may be; or

(b) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director after the Effective Date whose election or nomination for election by the Company’s stockholders was approved by at least a majority of the then-serving members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the 1934 Act)) shall be deemed to be members of the Incumbent Board; or

(c) approval by the stockholders of the Company of (i) a merger, reorganization or consolidation with respect to which persons who were the respective beneficial owners of the Stock and Voting Power of the Company immediately before such merger, reorganization or consolidation do not, immediately

3

thereafter, beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding common shares and the Voting Power of the corporation resulting from such merger, reorganization or consolidation, (ii) a liquidation or dissolution of the Company, or (iii) the sale or other disposition of all or substantially all of the assets of the Company.

10. Non-transferability of Awards. Awards granted under the Plan may not be transferred except by will or the laws of descent and distribution, and may be exercised during the Grantee’s lifetime only by the Grantee; provided, however, that the Committee may, in its discretion, permit a Grantee to transfer an Award, other than an ISO: (a) to family members; (b) to custodianships under the Uniform Transfers to Minors Act or any similar statute; (c) to trusts for the benefit of the Grantee and family members; (d) to family partnerships; and (e) upon termination or dissolution of such custodianship, trust, or family partnership, to the person or persons who, in accordance with the terms of such custodianship, trust, or partnership, are entitled to receive the transferred options.

11. Tax Withholding. On or before the date that an amount becomes subject to tax with respect to an Award under the Plan, the Grantee shall pay to the Company or make arrangements acceptable to the Committee to satisfy any federal, state, or local tax withholding obligation of the Company and its Affiliates with respect to that amount. The Committee may, in its discretion, permit a Grantee to satisfy a tax withholding obligation with shares of Stock, including

Stock that is being acquired pursuant to the Award. The Company’s obligations under the Plan and any Award to a Grantee shall be conditioned on satisfaction of any tax withholding obligation and the Company and its Affiliates shall be entitled, to the extent permitted by law, to satisfy the tax withholding obligation by deduction from any payment due to the Grantee.

12. No Rights as a Stockholder. A Grantee shall not have any right as a stockholder of the Company with respect to the shares of Stock that may be deliverable with respect to that Award until such shares have been delivered to the Grantee.

13. No Employment Rights. The Plan does not constitute a contract of employment. Eligibility to receive, or receipt of, an Award under the Plan does not give any individual the right to become or remain in the employ or service of the Company or its Affiliates and does not limit in any way the right of the Company and its Affiliates to change the duties or responsibilities of that individual.

14. Securities Law Matters.

(a) To the extent the Committee deems necessary in order to comply with the Securities Act of 1933, the Committee may require a written representation by the Grantee with respect to the Grantee’s investment intent and may require that a restrictive legend be affixed to certificates for shares of Stock.

(b) If the Committee deems it necessary to comply with any applicable securities law or the requirements of any stock exchange upon which the shares of Stock may be listed, the Committee may impose any restriction on shares of Stock acquired pursuant to an Award under this Plan as it may deem advisable. All certificates for shares of Stock delivered pursuant to an Award under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities Exchange Commission, any stock exchange upon which the Stock is then listed, or any applicable securities law. The Committee may cause a legend or legends to be put on any such certificate to make appropriate reference to such restrictions.

4

(c) If based upon the advice of counsel for the Company, the Committee determines that the issuance and delivery of shares of Stock pursuant to any Award would cause the Company to violate (i) federal or state securities law; or (ii) the listing requirements of any national securities exchange or quotation system on which any of the Company’s equity securities are listed or quoted, then the Committee may postpone any such issuance and delivery, but the Company shall use all reasonable efforts to cause such issuance and delivery to comply with all such provisions at the earliest practicable date.

15. Governing Law. The Plan and Awards granted under the Plan shall be governed by and construed in accordance with the laws and court decisions of the State of Delaware, without giving effect to principles of conflict of laws.

16. Term, Amendment, and Termination of Plan. The Plan shall terminate on the tenth anniversary of the Effective Date, unless terminated earlier by the Board. Awards may not be granted under the Plan after the termination date of the Plan. The Board may amend or terminate the Plan at any time, except that, without the approval of the stockholders of the Company, the Board may not amend the Plan to:

(a) increase the number of shares of Stock for which Awards may be granted under the Plan;

(b) extend the termination date of the Plan beyond the tenth anniversary of the Effective Date;

(c) reduce the minimum exercise price of Options, as described in paragraph 7 above; or

(d) extend the permitted maximum term of an Award.

No amendment or termination of the Plan shall be effective without the approval of the stockholders of the Company, if such approval is required to comply with any applicable law or stock exchange rule. Amendment or termination of the Plan shall not affect the validity or terms of any Award previously granted under the Plan in any manner that is adverse to the Grantee of the Award without the consent of the Grantee.

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PROXY

SLS INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS, JUNE 21, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (i) appoints John M. Gott as proxy holder and attorney, with full power of substitution, to appear and vote all of the shares of Common Stock of SLS International, Inc. that the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of SLS International, Inc., to be held at 1600 W. Jackson, Ozark, Missouri 65714, on Tuesday, June 21, 2005, at 10:00 a.m. local time, and at any adjournments thereof, hereby revoking any and all proxies heretofore given and (ii) authorizes and directs said proxy holders to vote all of the shares of Common Stock of SLS International, Inc. represented by this proxy as follows, with the understanding that if no directions are given below, said shares will be voted “For” the election of the Directors nominated by the Board of Directors, “For” the proposal to ratify the appointment of Weaver & Martin, LLC as the independent auditors of SLS International, Inc., “For” the amendment to the Company’s certificate of incorporation; and “For” the adoption of the Company’s 2005 Stock Incentive Plan.

Please Vote, Sign, Date And Return The Proxy Card Promptly

Using The Enclosed Envelope.

(Continued and to be signed on reverse side.)

1. Election of Directors Nominees: Dell Furano John M. Gott R. Steven Hicks Robert H. Luke Michael L. Maples	For ☐ ☐ ☐ ☐ ☐	Withhold ☐ ☐ ☐ ☐ ☐

2.

Ratify appointment of independent auditors

3. Approval of amendment to certificate of incorporation

4.

Approval of adoption of 2005 stock incentive plan

5. In their discretion to act on any other matters which may properly come before the annual meeting.

				For ☐ For ☐ For ☐ For ☐	Against ☐ Against ☐ Against ☐ Against ☐	Abstain ☐ Abstain ☐ Abstain ☐ Abstain ☐
The Board of Directors recommends you vote FOR the above proposals
Dated: , 2005 Signatures(s)

Your signature to this proxy card should be exactly the same as the name imprinted herein. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the name of each joint owner must be signed.

- Fold And Detach Here –

Your Vote is Important!

Please Mark, Sign, Date And Mail the Proxy Card Promptly Using The Enclosed Envelope